Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-264372), Form S-1 (File No. 333-278901), Form S-1 (File No. 333-281231), Form S-1 (File No. 333-281666), Form S-1 (File No. 333-283102), Form S-1 (File No. 333-284962), Form S-3 (File No. 333-283423) and Form S-8 (File No. 333-275118), of our report dated April 15, 2025 relating to the financial statements of La Rosa Holdings Corp. and Subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Marcum llp

New York, NY

April 15, 2025